Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2021. Unless the context otherwise requires, the “Company” refers to Cvent Holding Corp. (“New Cvent”) (f/k/a Dragoneer Growth Opportunities Corp. II) and its subsidiaries after the Closing, and Dragoneer Growth Opportunities Corp. II (“Dragoneer”) prior to the Closing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the financial information of Legacy Cvent and Dragoneer adjusted to give effect to the Business Combination and related transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheets of Legacy Cvent and Dragoneer on a pro forma basis as if the Business Combination and related transactions had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 combine the historical statements of operations of Legacy Cvent and Dragoneer for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, audited and unaudited financial statements of Legacy Cvent and Dragoneer included elsewhere in the Current Report or incorporated by reference therein, and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Current Report and “Cvent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Dragoneer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 236 and 278, respectively, of the Proxy Statement/Prospectus/Consent Solicitation and incorporated by reference into the Current Report.

Description of the Business Combination

On December 8, 2021, Dragoneer, Merger Sub I, Merger Sub II and Legacy Cvent consummated the Business Combination as contemplated by the Business Combination Agreement, which provides for, among other things, the following transactions:

(a)

in connection with the Domestication as described in the section titled “Domestication Proposal” beginning on page 176 of the Proxy Statement/Prospectus/Consent Solicitation and is incorporated by reference into the Current Report, (i) each issued and outstanding Class A ordinary share, and each issued and outstanding Class B ordinary share, of Dragoneer was converted into one share of New Cvent Common Stock; (ii) the governing documents of Dragoneer were amended and restated and became the certificate of incorporation and the bylaws of New Cvent as described in the Proxy Statement/Prospectus/Consent Solicitation and filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Dragoneer was domesticated and continues as a Delaware corporation and (iii) Dragoneer changed its name to “Cvent Holding Corp.”

(b)

as described in the section titled “Business Combination Proposal” beginning on page 144 of the Proxy Statement/Prospectus/Consent Solicitation and incorporated by reference into the Current Report, Legacy Cvent consummated the merger transactions contemplated by the Business Combination Agreement, whereby (i) Merger Sub I merged with and into Legacy Cvent, and the separate corporate existence of Merger Sub I ceased and Legacy Cvent became the surviving corporation and (ii) promptly following the First Effective Time, Legacy Cvent merged with and into Merger Sub II, with Merger Sub II as the surviving company in the Second Merger after giving effect to the Mergers, Merger Sub II will be a wholly-owned subsidiary of Dragoneer. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the First Effective Time, each share and equity award of Legacy Cvent outstanding as of immediately prior to the First Effective Time was exchanged for shares of New Cvent Common Stock or comparable equity awards that were settled or were exercisable for shares of New Cvent Common Stock, as applicable, based on an implied Legacy Cvent equity value of $4,467,973,959. Legacy Cvent’s existing stockholders prior to the First Effective Time received approximately 416,483,028 shares of New Cvent Common Stock and Legacy Cvent’s existing optionholders prior to the First Effective Time received approximately 51,649,748 options to purchase New Cvent Common Stock, subject to the same vesting terms as the corresponding Legacy Cvent options.

A description of the Mergers and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus/Consent Solicitation in the section entitled “Business Combination Proposal” beginning on page 144 of the Proxy Statement/Prospectus/Consent Solicitation and incorporated by reference into the Current Report.

Related Transactions in Connection with the Business Combination

Other related transactions that took place or are contemplated to take place in connection with the Business Combination are as follows:

•

the issuance and sale of 47,500,000 shares of New Cvent Common Stock to the PIPE Investors at a purchase price of $10.00 per share for aggregate proceeds of $475.0 million pursuant to the Subscription Agreements;

•

the issuance and sale of 5,000,000 Class A ordinary shares to Dragoneer Funding II LLC at a purchase price of $10.00 per share for aggregate proceeds of $50.0 million pursuant to the Forward Purchase Agreement and the Business Combination Agreement;

•

the conversion of the $2.0 million promissory note made from the Sponsor into 200,000 shares of Class A ordinary shares at a price of $10.00 per share upon the consummation of the Business Combination; and

•	the repayment of $500.0 million of existing Legacy Cvent debt.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Dragoneer will be treated as the acquired company and Legacy Cvent will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Cvent will represent a continuation of the financial statements of Legacy Cvent, with the Business Combination treated as the equivalent of Legacy Cvent issuing stock for the net assets of Dragoneer, accompanied by a recapitalization. The net assets of Dragoneer will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Cvent.

Legacy Cvent was determined to be the accounting acquirer in the Business Combination based on an evaluation of the following facts and circumstances:

•	Legacy Cvent’s existing stockholders have a majority of the voting power in New Cvent;

•	Legacy Cvent has the ability to nominate a majority of the initial members of the New Cvent Board;

•	Legacy Cvent’s senior management is the senior management of New Cvent;

•	Legacy Cvent’s operations prior to the Business Combination comprise the ongoing operations of New Cvent;

•	Legacy Cvent is the larger entity based on historical operating activity and has the larger employee base; and

•	The post-combination company assumed a Legacy Cvent branded name: “Cvent Holding Corp.”

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Cvent upon consummation of the Business Combination and related transactions in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination:

	Pro Forma Combined
	Number of Shares	%
Legacy Cvent Stockholders (1)	416,483,028	86.6%
Dragoneer’s public stockholders	4,286,667	0.9%
Sponsor (2)	7,852,000	1.6%
PIPE Investors (3)	52,500,000	10.9%

Pro Forma Common Stock	481,121,695	100.0%

(1)	Excludes 51,649,748 Legacy Cvent options.

(2)

Includes 6,900,000 shares held by the Initial Shareholders, 752,000 shares held by the Sponsor from conversion of its private placement shares in the Domestication and 200,000 shares received by the Sponsor from the conversion of the promissory note upon the consummation of the Business Combination.

(3)

Includes 47,500,000 shares of New Cvent Common Stock issued to the PIPE Investors in the PIPE Financing and 5,000,000 shares purchased by Dragoneer Funding II LLC pursuant to the Forward Purchase Agreement and the Business Combination Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

			Transaction			As of
	As of September 30, 2021		Accounting			September 30, 2021
	Legacy Cvent	Dragoneer	Adjustments			Pro Forma
	(Historical)	(Historical)	(Note 3)			Combined
Assets
Cash and cash equivalents	$115,406	$1,171	$276,014		(a)	$138,222
			(9,660)		(b)
			(36,557)		(c)
			475,000		(d)
			50,000		(e)
			(233,152)		(g)
			(500,000)		(l)
Restricted cash	103	—	—			103
Short-term investments	2,696	—	—			2,696
Accounts receivable, net	82,651	—	—			82,651
Capitalized commissions, net	22,142	—	—			22,142
Prepaid expenses and other current assets	15,934	729	(2,366)		(c)	14,297

Total current assets	238,932	1,900	19,279			260,111
Investment held in Trust Account	—	276,014	(276,014)		(a)	—
Property and equipment, net	16,024	—	—			16,024
Capitalized software development costs, net	113,519	—	—			113,519
Intangible assets, net	234,160	—	—			234,160
Goodwill	1,617,936	—	—			1,617,936
Operating lease right-of-use assets	29,031	—	—			29,031
Capitalized commissions, net, non-current	19,275	—	—			19,275
Deferred tax assets, non-current	1,999	—	—			1,999
Other assets, non-current, net	3,997	—	(479)		(l)	3,518

Total assets	2,274,873	277,914	(257,214)			2,295,573

Liabilities
Current portion of long-term debt	4,546	—	—			4,546
Accounts payable	2,316	—	—			2,316
Accrued expenses and other current liabilities	69,865	2,690	(2,412 (2,016	) )	(c) (c)	68,127
Convertible note	—	2,000	(2,000)		(h)	—
Fees payable to customers	30,750	—	—			30,750
Operating lease liabilities, current	11,459	—	—			11,459
Deferred revenue	226,307	—	—			226,307

Total current liabilities	345,243	4,690	(6,428)			343,505
Deferred tax liabilities, non-current	18,226	—	—			18,226
Deferred underwriting fee payable	—	9,660	(9,660)		(b)	—
Long-term debt, net	750,540	—	(495,235)		(l)	255,305
Operating lease liabilities, non-current	32,036	—	—			32,036
Other liabilities, non-current	7,651	—	—			7,651

Total liabilities	1,153,696	14,350	(511,323)			656,723

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	276,000	(276,000)		(f)	—
Stockholders’ equity
Preference shares	—	—	—			—
Dragoneer Ordinary shares
Class A	—	—	1		(e)	—
			3		(f)
			(3)		(g)
			—		(h)
			(1)		(i)
Class B	—	1	(1)		(i)	—
Legacy Cvent Common stock	1		(1)		(j)	—
New Cvent Common stock	—	—	5		(d)	49
			2		(i)
			42		(j)
Additional paid-in capital	1,953,654	—	(30,348)		(c)	2,476,523
			474,995		(d)
			49,999		(e)
			275,997		(f)
			(233,149)		(g)
			2,000		(h)
			(41)		(j)
			(16,584)		(k)
Accumulated other comprehensive loss	(2,415)	—	—			(2,415)
Accumulated deficit	(830,063)	(12,437)	(4,147)		(c)	(835,307)
			16,584		(k)
			(5,244)		(l)

Total stockholders’ equity	1,121,177	(12,436)	530,109			1,638,850

Total liabilities and stockholders’ equity	$2,274,873	$277,914	$(257,214)			$2,295,573

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)

	Nine Months Ended		Transaction			Nine Months Ended
	September 30, 2021		Accounting			September 30, 2021
	Legacy Cvent	Dragoneer	Adjustments			Pro Forma
	(Historical)	(Historical)	(Note 3)			Combined
Revenue	$374,159	$—	$—			$374,159
Cost of revenue	140,479	—	—			140,479

Gross profit	233,680	—	—			233,680
Operating expenses:
Sales and marketing	99,069	—	—			99,069
Research and development	72,016	—	—			72,016
General and administrative	63,711	4,044	—			67,755
Intangible asset amortization, excluding cost of revenue	38,721	—	—			38,721

Total operating expenses	273,517	4,044	—			277,561

Loss from operations	(39,837)	(4,044)	—			(43,881)

Other income (expense):
Interest expense	(22,717)	—	15,923	(bb	)	(6,794)
Interest earned on marketable securities held in Trust Account	—	14	(14)	(aa	)	—
Amortization of deferred financing costs and debt discount	(2,823)	—	—			(2,823)
Other income, net	6,135	—	—			6,135

Total other income (expense)	(19,405)	14	15,909			(3,482)

Loss before income taxes	(59,242)	(4,030)	15,909			(47,363)
Provision for income taxes	5,294	—	3,977	(dd	)	9,271

Net loss	$(64,536)	$(4,030)	$11,932			$(56,634)

Basic and diluted weighted average shares outstanding	917,641					481,121,695
Basic and diluted net loss per share	$(70.33)					$(0.12)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

		For the period
		from
		September 25, 2020
		(inception)
	For the Year Ended	through	Transaction		For the Year Ended
	December 31, 2020	December 31, 2020	Accounting		December 31, 2020
	Legacy Cvent	Dragoneer	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 3)		Combined
Revenue	$498,700	$—	$—		$498,700
Cost of revenue	176,250	—	—		176,250

Gross profit	322,450	—	—		322,450
Operating expenses:
Sales and marketing	128,388	—	—		128,388
Research and development	87,866	—	—		87,866
General and administrative	80,564	98	—		80,662
Intangible asset amortization, excluding cost of revenue	53,844	—	—		53,844

Total operating expenses	350,662	98	—		350,760

Loss from operations	(28,212)	(98)	—		(28,310)

Other income (expense):
Interest expense	(35,557)	—	21,249	(bb)	(14,308)
Amortization of deferred financing costs and debt discount	(3,798)	—	—		(3,798)
Gain/(loss) on divestitures, net	(9,634)	—	—		(9,634)
Loss on repayment of debt	—	—	(5,244)	(cc)	(5,244)
Other income, net	1,333	—	—		1,333

Total other income (expense)	(47,656)	—	16,005		(31,651)

Loss before income taxes	(75,868)	(98)	16,005		(59,961)
Provision for income taxes	7,865		4,001	(dd)	11,866

Net loss	$(83,733)	$(98)	$12,004		$(71,827)

Basic and diluted weighted average shares outstanding	917,109				481,121,695
Basic and diluted net loss per share	$(91.30)				$(0.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Dragoneer will be treated as the acquired company and Legacy Cvent will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Cvent will represent a continuation of the financial statements of Legacy Cvent, with the Business Combination treated as the equivalent of Legacy Cvent issuing stock for the net assets of Dragoneer, accompanied by a recapitalization. The net assets of Dragoneer will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Cvent.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination and related transaction as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Cvent’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes included as Exhibit 99.1 to the Current Report and incorporated herein by reference; and

•	Dragoneer’s unaudited condensed balance sheet as of September 30, 2021 and the related notes incorporated by reference into the Current Report.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

Legacy Cvent’s unaudited condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2021 and the related notes included as Exhibit 99.1 in the Current Report and incorporated herein by reference and

•	Dragoneer’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes incorporated by reference into the Current Report.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

Legacy Cvent’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 and the related notes beginning on page F-47 of the Proxy Statement/Prospectus/Consent Solicitation and incorporated by reference into the Current Report; and

•

Dragoneer’s audited statement of operations for the period from September 25, 2020 (inception) through December 31, 2020 and the related notes beginning on page F-2 of the Proxy Statement/Prospectus/Consent Solicitation and incorporated by reference into the Current Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy Cvent and Dragoneer.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Legacy Cvent’s and Dragoneer’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. Release No. 33-10786 permits entities to present other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)	Reflects the liquidation and reclassification of investment held in the trust account that became available following the Business Combination.

(b)	Reflects the settlement of $9.7 million in deferred underwriting fee payable.

(c)

Represents estimated transaction costs incurred by Legacy Cvent and Dragoneer of approximately $30.35 million and $6.56 million, respectively, for legal, financial advisory and other professional fees. The Dragoneer estimated transaction costs exclude the deferred underwriting fee payable as described in Note 3(b) above.

Legacy Cvent’s transaction costs represent equity issuance costs and were capitalized and offset against the proceeds from the Business Combination and PIPE Financing and reflected as a decrease in additional paid-in capital. Of Legacy Cvent’s transaction costs:

•	Approximately $2.02 million was deferred in Prepaid expenses and other current assets and accrued in Accrued expenses and other current liabilities as of September 30, 2021; and

•	Approximately $0.35 million was deferred in Prepaid expenses and other current assets and paid as of September 30, 2021.

For Dragoneer’s transaction costs:

•	Approximately $2.41 million were accrued by Dragoneer in Accrued expenses and other current liabilities and recognized as expense as of September 30, 2021; and

•

Approximately $4.15 million were reflected as an adjustment to accumulated deficit, which represents the total estimated Dragoneer transaction costs less $2.41 million previously recognized as expense as of September 30, 2021. These costs reflected as an adjustment to accumulated deficit have been excluded from the unaudited pro forma condensed combined statement of operations.

(d)

Reflects proceeds of $475.0 million from the issuance and sale of 47,500,000 shares of New Cvent Common Stock, par value of $0.0001 per share, at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements.

(e)

Reflects proceeds of $50.0 million from the issuance and sale of 5,000,000 Class A ordinary shares, par value of $0.0001 per share, to Dragoneer Funding II LLC at $10.00 per share pursuant to the Forward Purchase Agreement and the Business Combination Agreement.

(f)	Reflects the reclassification of $276.0 million of Dragoneer Class A ordinary shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(g)

Represents redemptions of 23,313,333 Class A ordinary shares for $233.2 million allocated to common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of approximately $10.00 per share.

(h)

Represents the conversion of the promissory note made from the Sponsor into 200,000 shares of Class A ordinary shares, par value of $0.0001 per share, at a price of $10.00 per share upon the consummation of the Business Combination.

(i)	Reflects the conversion of Class A ordinary shares and Class B ordinary shares, on a one-for one basis, into shares of New Cvent Common Stock in the Domestication.

(j)	Reflects the recapitalization of Legacy Cvent equity of 917,761 common shares into 416,483,028 shares of New Cvent Common Stock, par value of $0.0001 per share.

(k)	Reflects the elimination of Dragoneer’s historical accumulated deficit after recording the transaction costs to be incurred by Dragoneer as described in Note 3(c) above.

(l)

Represents the repayment of approximately $500.0 million of Legacy Cvent’s existing debt in connection with the Business Combination. The difference between the cash proceeds and the carrying value of Legacy Cvent’s debt, including deferred financing costs recorded within Other assets, non-current, net, is recorded as a loss on repayment of debt and recorded as a decrease to Accumulated deficit. The loss on repayment of debt recorded through Accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note 3(cc) below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:

(aa)	Represents pro forma adjustment to eliminate interest earned on marketable securities held in the trust account.

(bb)	Reflects the elimination of interest expense related to a portion of Legacy Cvent’s existing debt, which will be repaid as described in Note 3(l) above.

(cc)

Represents the pro forma adjustment to recognize the loss on repayment of debt related to the repayment of Legacy Cvent’s existing debt as discussed in Note 3(l) above. The loss is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(dd)	Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Pro forma net loss (in thousands)	$(56,634)	$(71,827)
Weighted average shares outstanding, basic and diluted	481,121,695	481,121,695
Net loss per share, basic and diluted (1)	$(0.12)	$(0.15)
Weighted average shares calculation, basic and diluted
Dragoneer’s public stockholders	4,286,667	4,286,667
Sponsor (2)	7,852,000	7,852,000
PIPE Investors (3)	52,500,000	52,500,000
Legacy Cvent Stockholders	416,483,028	416,483,028

	481,121,695	481,121,695

(1)	The pro forma basic and diluted shares exclude 51,649,748 Legacy Cvent options because including them would be antidilutive.

(2)

Includes 6,900,000 shares held by the Initial Shareholders, 752,000 shares held by the Sponsor from conversion of its private placement shares in the Domestication and 200,000 shares received by the Sponsor from the conversion of the promissory note upon the consummation of the Business Combination.

(3)

Includes 47,500,000 shares of New Cvent Common Stock issued to the PIPE Investors in the PIPE Financing and 5,000,000 shares of Class A ordinary shares purchased by Dragoneer Funding II LLC pursuant to the Forward Purchase Agreement and the Business Combination Agreement.